UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           Registration No. 333-102495
                                   ----------

                             FORM SB-2/A Amendment 2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
                 (Name of small business issuer in its charter)

            Nevada                         7534                  91-2138521
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)          Code Number)         Identification No.)


    5510 Harvestor Rd., Burlington Ontario, Canada, L7L 5V4, (905) 631-9795.
          (Address and telephone number of principal executive offices)

                      Thomas E. Stepp, Jr., Stepp Law Group
                           1301 Dove Street, Suite 460
                      Newport Beach, California, 92660-9010
                             Telephone: 949.660.9700
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of this Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of each class     Amount to be    Proposed maximum      Proposed maximum      Amount of
of securities to be     registered      offering price per    aggregate offering    registration fee
registered                              share (1)             price

Common Stock, no par    6,625,000       $ 0.10                $662,500              $60.95
value

     (i) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------

                                   PROSPECTUS

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
                              A NEVADA CORPORATION

   6,625,000 Shares of Common Stock of Mobile Tire Renew (International) Inc.


The information in this prospectus is not complete and may be changed. These shares cannot be offered or sold, until the prospectus filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. Common shares will be offered and sold as soon as the prospectus is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION DATED, May 13, 2003


This prospectus relates to 6,625,000 common shares of Mobile Tire Renew (International) Inc., a Nevada corporation, which may be resold from time to time by certain of our selling stockholders. Our common stock is not currently listed on any national exchange or electronic quotation system. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

  An Investment in the securities offered hereby involves a high degree of risk
  -----------------------------------------------------------------------------
    and should be considered only by persons who can afford the loss of their
    -------------------------------------------------------------------------
                               entire investment.
                               ------------------

        Investing in the Common Shares Involves Risks, See "Risk Factors"
        -----------------------------------------------------------------
                              Beginning on page 3.
                              --------------------

Neither the Securities and Exchange Commission nor any state Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Our selling stockholders may not offer or sell their shares of our common stock until the registrations statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling stockholders will offer shares at the designated price for the duration of the offering. The offering price of the shares offered herein will be set at $0.10 per share.

                     Estimated        Underwriting discounts    Proceeds to
                 Maximum Offering         and commissions         Issuer
                  Price to Public

                 -----------------    ----------------------    -----------
Per Share            $0.10                    $0.00                $0.00
Total Maximum        $662,500                 $0.00                $0.00


                   The date of this prospectus is May 13, 2003

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------


PROSPECTUS SUMMARY...........................................................2

THE COMPANY..................................................................2

THE OFFERING.................................................................3

RISK FACTORS.................................................................4

CAUTIONARY STATEMENT OR FORWARD-LOOKING STATEMENTS...........................7

USE OF PROCEEDS..............................................................7

DETERMINATION OF OFFERING PRICE..............................................7

DILUTION.....................................................................7

DIVIDEND POLICY..............................................................7

SELLING STOCKHOLDERS.........................................................8

PLAN OF DISTRIBUTION.........................................................9

LEGAL PROCEEDINGS...........................................................10

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................10

DESCRIPTION OF SECURITIES...................................................11

EXPERTS.....................................................................12

LIMITATION OF LIABILITY AND INDEMNIFICATION.................................13

DESCRIPTION OF BUSINESS.....................................................13

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.......................................................17

ADDITIONAL INFORMATION......................................................21

TRANSFER AGENT AND REGISTRAR................................................22

REPRESENTATIONS.............................................................22

MATERIAL CONTRACTS..........................................................22

FINANCIAL STATEMENTS........................................................23

QUAILU SERVICES SA, INC.....................................................23

CERTIFICATIONS..............................................................50












--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                          i

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------

PROSPECTUS SUMMARY
------------------

The following information is qualified in its entirety by the more detailed information and financial statements appearing in this prospectus. You should
                                                                      ----------
review  carefully  the entire  contents  of this  prospectus  and the  financial
--------------------------------------------------------------------------------
statements delivered herewith and consult legal and other professional  advisors
--------------------------------------------------------------------------------
having relative expertise. Care should be taken to read each term in the context
--------------------------
of the particular provisions of this prospectus in which such term appears.


Persons participating in the Offering should carefully consider the factors set forth herein under the caption "Risk Factors"page 3.



THE COMPANY
-----------


Mobile Tire Renew (International), Inc. was incorporated in March of 2001 under the laws of the State of Nevada (hereinafter "the Company" and/or "Tire Renew"). We were originally called Global Technical Outsource, Inc. On June 19, 2001, we filed a certificate of amendment with the Nevada Secretary of State, changing our name to Commercial Tire Casing Services, Inc. Again, in late April of 2002, we filed a certificate of amendment with the Nevada Secretary of State, changing our name to Mobile Tire Renew (International) Inc. In March 2001, a wholly owned subsidiary was formed in Nevada with the name Global Technical Outsource, Inc. The name was changed to Commercial Tire Casing Services (USA), Inc. This company was formed with a view to creating a separate entity for our tire casing business, as distinct from our re-grooving business. To date, this corporation has no business activities. In November of 2001, a wholly owned subsidiary called Mobile Tire Renew, Ltd. ("the Ontario Subsidiary") was incorporated under the laws of the Province of Ontario, Canada. The Ontario Subsidiary currently acts as the operating entity for all our business activities. Through the Ontario Subsidiary, we acquired a truck and tire re-grooving machine, with which we offer a mobile tire re-grooving service to industrial customers in the "Golden Triangle" (an industrial area stretching from Toronto to Hamilton in Ontario, Canada). We also acquire re-groovable used tires and re-groove them for subsequent sale. In time, we expect to expand our mobile tire re-grooving services and sales to other locations in North America. As of the date of this prospectus, we have 6,625,000 common shares issued and outstanding.


Through our Ontario Subsidiary, we currently employ one full-time person, and one part-time person. Our full-time employee drives the truck/van and operates the tire re-grooving machine. Our part-time employee acts as our day-to-day bookkeeper, and performs limited secretarial services.

MARKETS
-------

We intend to capitalize on the evolving opportunities in the industrial tire renewing sector by establishing and operating a mobile tire renewing service and sales business to compete in the tire re-groove and retread markets.

PRODUCTS AND SERVICES OFFERED
-----------------------------

We currently offer mobile tire re-grooving services to customers throughout the "Golden Triangle" region of Lower Canada. The tire re-groove machine we use extends the life and usability of certain tires by cutting into unused portions of the tires' rubber. Some tires are originally manufactured specifically with re-grooving in mind, and thus have extra layers of rubber under the existing treads so that multiple layers can be used over the life of the tire. Such re-grooving is typically only done with larger, industrial tires, such as those used for larger transport trucks, rigs and tractors. Our tire re-groove machine fits onto the back of our van, and the driver takes the van and the machine to various tire and transport businesses. Once there, the driver operates the machine, and re-grooves any tires ready for re-grooving for a base price per tire. The cost of re-grooving, per tire, is dramatically less that the cost for a replacement tire or even the cost of re-treading.

Further, we also acquire re-groovable used tires from depositories and business without the machinery and/or expertise to re-groove tires, and re-grooves the tires for subsequent re-sale.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                       PAGE 2

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


Ultimately, we intend to offer its mobile tire re-grooving services and sales in other parts of North America where we project positive new market opportunities and feel we have the resources to expand.

REVENUES
--------

Revenues are generated through the Ontario Subsidiary through the operation of the tire renew service and the sale of re-grooved tires. Revenues are derived from a flat rate charge per tire for re-grooving services, and from the mark up sale price on sold re-grooved tires.

THE COMPANY'S LOCATION
----------------------

Our principal executive offices and operations are located at an industrial space used by another company owned and operated by Mr. Drisdelle, Total Casing Service Inc. (herinafter "Total Casing"), located at 5510 Harvestor Rd., Burlington Ontario, Canada, L7L 5V4, (905) 631-9795. We currently pay nominal rent for use of the space, which serves as a storage facility for our truck, re-groove machine, and various spare parts. We also currently use a portion of Total Casing's general office space and equipment, which gives us access to phone, fax and secretarial/book-keeping services at a nominal charge for the foreseeable future.


THE OFFERING
------------

This prospectus relates to 6,625,000 shares of our common stock to be sold by selling stockholders identified in this prospectus. (the "Shares")


SELECTED FINANCIAL INFORMATION
------------------------------


The following table presents summary historical consolidated financial information for the first fiscal year ended March 31, 2002 and the nine month period ended December 31, 2002 and certain balance sheet information. The financial information disclosed is for the period of November 8, 2001 to March 31, 2002 and April 1, 2002 to December 31, 2002 respectively. The Selected Financial Information should be read in conjunction with the Consolidated Financial Statements and the Notes thereto appearing in this prospectus.



                 Summary of Consolidated Statement of Operations
                 -----------------------------------------------


                                        April 1, 2002 -       November 8, 2001
                                       December 31, 2002      - March 31, 2002

Total Revenue                              $195,559                $ 8,198

Net Income (Loss)                            12,346                 (3,778)


Net (Loss) per share - Basic                   0.00                  (0.00)
Number of Shares Outstanding              5,000,000              5,000,000












--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                       PAGE 3

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


                      Summary of Consolidated Balance Sheet
                      -------------------------------------


                                        April 1, 2002 -       November 8, 2001
                                       December 31, 2002      - March 31, 2002


Cash and cash equivalents                   $11,188                $ 2,584

Total Current Assets                         77,659                 13,143

Total Assets                               $104,704                $39,567
                                           --------                -------


Total Current Liabilities                   $50,745                $15,106

Note Payable                                 14,522                 12,569

Total Liabilities                           $65,267                $27,675
                                            -------                -------


Common Stock and Paid-in Capital             30,909                 15,659

Accumulated Earnings (Deficit)                8,528                 (3,778)

Total Stockholders' Equity                  $39,437                $11,892
                                            -------                -------

Total Liabilities & Stockholder's Equity   $104,704                $39,567
                                           --------                -------



RISK FACTORS
------------

Any investment in the Shares involves a lot of risks. You should carefully consider the following information about these risks, together with the other information contained in this Prospectus, before you decide whether to buy any Shares. If any of the following risks occur, the business, and the results of operations and financial condition would likely suffer. In any such case, the market price of the Shares could decline, and you might lose all or part of the money you paid to buy the Shares.

RISKS RELATED TO THE BUSINESS.
------------------------------

Because  we are a start  up  company  with a  limited  operating  history  in an
--------------------------------------------------------------------------------
uncertain market, we cannot guarantee our profitability. We were recently formed
--------------------------------------------------------
and have a limited operating history. Since incorporation, we have developed the plan for offering tire re-groove services and sales and have expended resources on incorporation expenses, research and personnel. As a result, some losses have been incurred since incorporation and management expects to experience operating losses and negative cash flow for the near future.

There can be no assurance at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. We believe that our success will depend in large part on our ability to (i) offer an efficient and cost-effective mobile tire renewal and sales service,
(ii) attract new customers and continue to provide existing customers with outstanding service, (iii) instill and maintain consumer confidence, (iv) achieve name recognition, and (v) expand our existing service territory beyond the "Golden Triangle" to other industrial centers throughout North America. Accordingly, we intend to invest heavily in development and expansion of our service, marketing and promotion. As a result, we expect to incur operating losses in the initial stages of its business and for the near future.

Because we have minimal  operations and minimal working  capital,  we received a
--------------------------------------------------------------------------------
going concern comment from our auditors.  As at the date of our audit, March 31,
----------------------------------------
2002, we had no operations and minimal working  capital.  As such, in the report

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                       PAGE 4

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


prepared by our auditors which accompanies our financial statements, substantial doubt was raised about our ability to continue as a going concern. In the event that no additional working capital is raised and no operations commenced from which revenues could be derived, it would be likely that we would not be able to continue as a going concern and investors would lose all of their investment.


All of the outstanding  shares of the company,  including all of the holdings of
------------------------------------------------================================
an officer and director of the company,  are being  offered for sale.  We expect
======================================------------------------------------------
that a substantial  number of our  securities  will be sold in the market by our
--------------------------------------------------------------------------------
other selling  stockholders in the near future. This could cause our share price
--------------------------------------------------------------------------------
to decline  significantly.  The sale of substantial  numbers of common shares in
--------------------------
the public market, or the possibility of such a sale, could adversely affect prevailing market prices for our common shares. The market price of our common stock could decline significantly if our existing stockholders sell shares of our common stock in the market after this offering, or as a result of the perception that such sales could occur. Upon the effectiveness of the prospectus our selling stockholders, including our principal shareholder/director/officer, who owns 5,000,000 of the 6,625,000 issued and outstanding common shares, may sell all or part of his 5,000,000 shares being registered in the offering. Such sales also may make it more difficult for us to raise capital in the future at a time and at a price that we deem appropriate. The sale of substantial numbers of ordinary shares in the public market, or the possibility of such a sale, could adversely affect prevailing market prices for our ordinary shares. In addition, if Mr. Drisdelle's share position is sold, Mr. Drisdelle would not have contol over the company and the shareholders with more shares to vote than Mr. Drisdelle may elect to, among other things, remove him from his positions with the company and/or may elect to change the way the business is operated, either or both of which may affect the price of the securities and investors may lose some or all of their invested capital.

Because our director,  Mr. Gary Drisdelle,  is involved in several businesses in
--------------------------------------------------------------------------------
the tire  industry,  we cannot  guarantee  that some of these  businesses may be
--------------------------------------------------------------------------------
direct  competitors of our company's and  subsidiaries'.  Since Mr. Drisdelle is
--------------------------------------------------------
involved in several businesses in the tire industry his other tire related businesses may from time-to-time be in direct competition with our business If these other interests of Mr. Drisdelle directly compete with us, Mr. Drisdelle may find himself in a conflict of interest position, which would require him to remove himself from the decision making aspect of the specific transaction. In this event, we may not receive the optimal benefit from said transaction, thereby resulting in a decrease in revenues. Some or all of our investors may lose some or all of their investment as a result.


We may be unable to meet future capital requirements.  Since inception,  we have
-----------------------------------------------------
experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We expect to require working capital to fund our operations. Because all the shares being sold in this prospectus have already been issued to the selling stockholders, we are not raising any capital through this offering nor are we receiving any proceeds from the sale of shares by the selling stockholders. We cannot be certain that additional financing will be available on favorable terms when required, or at all. If we are unable to raise sufficient capital, or are unable to repay the debt, then we may cease operations, become insolvent, declare bankruptcy or be otherwise wound up, all of which may result in the loss of all or substantially all of the investment capital of the shareholders. If, in the future, we raise additional funds through the issuance of equity, equity-related or debt securities, the securities may have rights, preferences or privileges senior to those of the rights of the Common Stock and those stockholders may experience additional dilution.


The maintenance of our present operating  subsidiary depends on it maintaining a
--------------------------------------------------------------------------------
relatively  small number of clients who account for a significant  percentage of
--------------------------------------------------------------------------------
its business.  Our subsidiary has a relatively  small number of clients and only
-------------
one that contributes a significant percentage of our consolidated gross tire sales income. Our top client is Total Casing Services, Inc., of which Mr. Drisdelle is a 22% owner. Dealings with Total Casings, on a percentage basis is as follows:

     March 31, 2002 fiscal year end:                    63% of tire sales

     December 31, 2002 nine month period end:           17% of tire sales

Because we offer no assurance  that dividends  will be paid,  investors  seeking
--------------------------------------------------------------------------------
dividends  should  consider other  investments.  We do not currently  anticipate
-----------------------------------------------
declaring and paying dividends to shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                       PAGE 5

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


increasing the capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase the Shares. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of the Shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors.

Because our current or proposed insurance  coverage may not be adequate,  we may
--------------------------------------------------------------------------------
incur uninsured  losses.  There is no assurance that we will not incur uninsured
------------------------
liabilities and losses as a result of the conduct of our business. We currently maintain comprehensive liability and property insurance on our truck and re-grooving machine at customary levels. We intend to evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur, our shareholders could lose their invested capital.

Because  we  are  dependent  on  third  party  suppliers,  any  interruption  or
--------------------------------------------------------------------------------
termination of such a relationship could force us to cease operations. We do not
----------------------------------------------------------------------
intend to manufacture our own replacement parts for the tire re-grooving machines (principally new cutting knives, which must be replaced regularly), nor our own re-grooving machines, but instead intend to work closely with a number of suppliers. Although we believe that there are a number of suppliers of tire re-grooving equipment throughout North America, the loss of one or more of our proposed major suppliers and/or a change in the relationships with these suppliers could decrease out ability to obtain parts and service on our re-grooving machine. If, for any extended period of time, we were unable to use our re-grooving machine, then we would not need to buy tires to re-groove and re-sell nor would we be able to re-groove tires for customers. Any lengthy interruption would cause a decrease in revenues for the period and our customers may seek alternative sources of supply. If this continued for any material length of time, our investors may lose some or all of their invested capital.


RISKS RELATED TO THE INDUSTRY
-----------------------------


Because we are subject to several Regulations,  if we fail to operate within the
--------------------------------------------------------------------------------
boundaries  of the same,  we may be forced to pay fines or adjust  the manner in
--------------------------------------------------------------------------------
which we operate to remain in  compliance.  Our  operations  may be  affected by
------------------------------------------
numerous provincial, state, and federal laws. As of yet, the tire re-grooving industry is not regulated in Ontario, but the industry is regulated by state and federal law in the United States, which will affect us should we choose to expand to American markets. US laws typically outlaw the sale or use of a re-grooved tire, unless the tire itself has been specifically designated as a "re-groovable" tire by the manufacturer. Moreover, it is often a state offense to sell or use a re-grooved tire on a non-commercial vehicle. We intend to operate in material compliance with all state and federal regulations. However, there can be no assurance that a failure to comply with applicable regulations will not cause us to be fined or to change the way in which we operate. If the fines exceed our ability to pay them, our investors may lose all of their investments. Additionally, if the regulations change such that we are unable to operate efficiently, or at all, our investors may lose some or all of their investment.


RISKS RELATED TO THE SECURITIES MARKETS
---------------------------------------


Because  there is no active  trading  market  for our common  shares,  it may be
--------------------------------------------------------------------------------
difficult  to sell our common  stock and sellers of our common stock may receive
--------------------------------------------------------------------------------
fewer  proceeds than expected  therefrom.  There is currently no active  trading
-----------------------------------------
market for our common shares, and as such a market may not develop or be sustained. Therefore, it may be difficult to sell the shares or if sold, it may adversely affect the market price for such shares. The market price of our stock could also decline significantly if our existing stockholders sell shares of our common stock in the market after the prospectus is effective. Upon the effectiveness of the prospectus, our selling stockholders, including our officers, directors and principal shareholders, may sell all or part of the 6,625,000 shares being registered in this prospectus. Such sales may make it more difficult for us to raise capital in the future at a time and at a price that we deem appropriate. In the event we are unable to raise capital at desired levels, we may be forced to cease operations and our investors may lose all of their invested capital.




--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                       PAGE 6

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


CAUTIONARY STATEMENT OR FORWARD-LOOKING STATEMENTS
--------------------------------------------------

Certain of the statements contained in this prospectus, including, without limitation, those described under the sections entitled "Risk Factors", "Use of Proceeds" and "Management Discussion and Analysis of Financial Condition and Results of Operations" constitute forward looking statements. These statements can be identified by forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", "should", "goal", "plan", "intend", or other variations thereon or similar words are not historical facts but are statements of future expectations and other forward-looking statements that are based on our current views and assumptions and involve known and unknown risks that may differ materially from those expressed or implied in such statements. Actual results, performance or events may differ materially from those in such statements due to various factors beyond our control which include, without limitation:

     (a)  general economic conditions;
     (b)  performance of financial markets;
     (c)  changes in laws and regulations;
     (d)  changes in political environment; and
     (e)  competition;


USE OF PROCEEDS
---------------

The shares of common stock offered hereby are being registered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from such sales of common stock.


DETERMINATION OF OFFERING PRICE
-------------------------------

The offering price of the 6,625,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.
Additionally, because we have no significant operating history and have not generated significant revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business.


DILUTION
--------

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.


DIVIDEND POLICY
---------------

Purchasers of the shares will participate in dividends based upon the number of shares held as of a dividend record date. See "Description of Capital Stock."

Our By-Laws provide that our Board of Directors may, from time to time, declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by law. See "Risk Factors."

We have never declared or paid any cash dividends on our common stock. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.


--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                       PAGE 7

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


SELLING STOCKHOLDERS
--------------------

The following list of selling stockholders includes: (i) the number of shares of common stock currently beneficially owned by each selling stockholder; (ii) the number of shares being offered for resale by each stockholder; and (iii) the number and percentage of shares of common stock to be held by each selling stockholder after completion of this offering. The registration of the shares does not necessarily mean that the selling stockholders will sell all or any of their shares.

The selling stockholders' table consists of shareholders that received shares by purchase of our common stock pursuant to a private offering, which satisfies the requirements of Rule 506 of Regulation D.

On or about March 15, 2002, we issued 5,000,000 shares of our common stock to Qualiu Services SA, Inc., a Nevada corporation, in consideration for all 25,000 of the issued and outstanding shares in Mobile Tire Renew Ltd., an Ontario corporation, our current operating Ontario Subsidiary. The beneficial owner of Qualiu Services SA, Inc. is Garry Drisdelle, our current president and director. In August 2002, Mr. Donnie Ray Yates was issued 100,000 common shares at the price of $0.01 per share for a total value of $1,000, as an inducement to bring his expertise to our Board of Directors. Between August 2002 and November 2002, we conducted an offering pursuant to Regulation D, Rule 506, in the State of North Carolina. As a result of the offering, 1,525,000 common shares were sold to 27 individuals at a price of $0.01 per share, raising a total of $15,250.


As of May 13, 2003, there were 6,625,000 shares of our common stock outstanding.


                                                     Shares of Common      Shares of Common
                             Amount of Beneficial    Stock Being           Stock Beneficially
Name of Beneficial           Ownership Prior         Sold Pursuant to      Owned After This
Owner                        to This Offering(1)     This Prospectus(2)    Offering.
-------------------------    --------------------    ------------------    ------------------
                             NUMBER       PERCENT        NUMBER            NUMBER     PERCENT


Qualiu Services SA (3)       5,000,000     75.5%         5,000,000           0           0%
Pamela G. Yates (5)            300,000      4.5%           300,000           0           0%
Vernon Nichols (6)             300,000      4.5%           300,000           0           0%
Alvin Nichols (6)              300,000      4.5%           300,000           0           0%
Donnie Ray Yates (5)           100,000      1.5%           100,000           0           0%
Jonalou B. Moore               100,000      1.5%           100,000           0           0%
James Eric Dean (7)            100,000      1.5%           100,000           0           0%
Harris McLeod (8)              100,000      1.5%           100,000           0           0%
Danny Rae Lee                   25,000       *              25,000           0           0%
Michael G. Walston              25,000       *              25,000           0           0%
Larry M. Bell                   20,000       *              20,000           0           0%
Jody Shover                     20,000       *              20,000           0           0%
Michael T. Dean (7)             20,000       *              20,000           0           0%
Liston D. Gist                  20,000       *              20,000           0           0%
Carolyn R. Grant                15,000       *              15,000           0           0%
Jessica Barefoot (9)            15,000       *              15,000           0           0%
Donnie Jo Harb                  15,000       *              15,000           0           0%
Frankie W. Barefoot (9)         15,000       *              15,000           0           0%
Clifford Leo Singleton          15,000       *              15,000           0           0%
Dennis C. Yates (5)             15,000       *              15,000           0           0%
Florence W. McLeod (8)          15,000       *              15,000           0           0%
Lisa Stephenson                 15,000       *              15,000           0           0%
Michael Revell                  15,000       *              15,000           0           0%
Anne L. Nelson (10)             10,000       *              10,000           0           0%
Wanda Nelson (10)               10,000       *              10,000           0           0%
Michelle Honeycutt              10,000       *              10,000           0           0%


--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                       PAGE 8


                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


Sue B. Thornton                 10,000       *              10,000           0           0%
Connie Ann Hall                 10,000       *              10,000           0           0%
Sandy Barefoot (9)              10,000       *              10,000           0           0%

TOTAL (4)                    6,625,000      100%         6,625,000           0           0%
---------------------------------------------------------------------------------------------

* - Less than 1%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities. The named party beneficially owns and has sole voting and investment power over all shares or rights to those shares. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. With the exception of Garry Drisdelle, President and Donnie Ray Yates, Director, none of the selling shareholders or their beneficial owners:
     - has had any material relationship with the company other than as a shareholder at any time; or
     - has ever been an officer or director of the company or any of its predecessors or affiliates.
(2) Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.
(3)  Qualiu Services SA, Inc. is 100% owned by Garry Drisdelle.
(4) As of the date of this prospectus, there are no outstanding options or warrants to purchase, or securities convertible into, common equity of the company.
(5)  Donnie Ray Yates is the father of Dennis C. Yates and the husband of Pamela
G. Yates.
(6)  Vernon Nichols and Alvin Nichols are father and son.
(7)  James Eric Dean and Michael Dean are brothers.
(8)  Harris McLeod and Florence McLeod are mother and son.
(9)  Anne Nelson and Wanda Nelson are mother-in-law and daughter.
(10) Jessica Barefoot is Frankie Barefoot's daughter and Sandy Barefoot is sister-in-law to Frankie Barefoot.



PLAN OF DISTRIBUTION
--------------------


The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions at the price of $0.10 per share. Prior to any involvement of any broker-dealer in the offering, such broker-dealer we must seek and obtain clearance of the underwriting compensation and arrangements form the NASD Corporate Finance Department. We intend to apply to the National Association of Securities Dealers, Inc. (the "NASD") to have our shares listed on the over-the-counter bulletin board within one month of our prospectus becoming effective. Subsequently, we may apply to the BBX if and when it meets the structural and administrative requirements of that exchange. To date, no actions have been taken to apply to have our shares listed on the pink sheets or on the over-the-counter bulletin board. Our common stock is not currently listed on any national exchange or electronic quotation system. The selling stockholders may use any one or more of the following methods when selling shares at the fixed price of $0.10 per share:


     - ordinary brokerage transactions in which the broker-dealer solicits purchasers;
     - an exchange distribution in accordance with the rules of the applicable exchange;
     -    privately negotiated sales at $0.10 per share;
     - broker-dealer may agree with the selling stockholders to sell a specified number of such shares at an offering price per share of $0.10;

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary to the types of transactions involved.


The selling stockholders who are affiliates of the company and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                       PAGE 9

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


connection with such sales. In such event, any commissions received by such selling stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We are required to pay all fees and expenses incident to the registration of the shares which are estimated to be approximately $12,175.


Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must:
(i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


LEGAL PROCEEDINGS
-----------------

We are not aware of any material legal proceedings against us. We may however be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
------------------------------------------------------------


The following table sets forth certain information regarding the executive officers and directors of Mobile Tire Renew (International) Inc. as of May 13, 2003.


Name                     Age          Title                             Term
---------------        -------     -----------                       ----------
Garry Drisdelle          39        President, Chief                    1 year
2076 Davebrook Road                Executive Officer,
Mississauga, Ontario               Chair of the Board,
Canada, L5J 3M6                    Principal Financial Officer,
                                   Principal Accounting Officer,
                                   Secretary and Treasurer

Donnie Yates             52        Director                            1 year
82 Harvest Ridge
Angier, North Carolina
USA, 27501

Note that our by-laws require a minimum of three directors and a suitable candidate to fill the existing vacancy on the board is being sought.





--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 10

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


Garry Drisdelle
---------------

Mr. Drisdelle was born on October 31, 1962, in Ontario, Canada. He has lived at 2076 Davebrook Rd., Mississauga, Ontario for the past 5 years.


Mr. Drisdelle has been involved in the tire industry for the last 23 years, owning an operating a number of businesses involved in the sale and regeneration of used tires. Since 1997, Mr. Drisdelle has been the owner and general manager of Total Tire Casing Services, a company domiciled and operating in the Province of Ontario, Canada. Total Casings buys and sells used tires. Total Casing is located at 5510 Harvestor Rd., Burlington Ontario, Canada, L7L 5V4.


Mr. Drisdelle was appointed to the positions of President, Chief Executive Officer, Chair of the Board, Principal Financial Officer, Principal Accounting Officer, Secretary and Treasurer on June 1, 2001.

Donnie Ray Yates
----------------

Donnie Ray Yates was born October 17, 1950 in North Carolina. Mr. Yates has been involved with all aspects of the truck tire business for over 22 years and brings considerable business experience to us in this area. His experience ranges from businesses involved in new and used tires sales to purchasing and selling tire casings to re-grooving tires. From 1980 to 1990, Mr. Yates was the owner of the following North Carolina based tire businesses: Stutts Tire, Inc., SY Enterprises Inc., a truck stop, Carolina Enterprises, Inc., a tire retailer and Nichols Tires, Inc. From 1990 to the present, Mr. Yates has held the positions of owner and sales manager of Nichols Tires, Inc., a North Carolina based Full Service Tire shop. Mr. Yates graduated from Wake Technical College in 1975 with an associate degree in Civil Engineering.

Mr. Yates was appointed to the Board of Directors on August 1, 2002.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT
--------------------------------------------------------


The following table sets forth, as of May 13, 2003, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:


                                 AMOUNT AND NATURE             PERCENT OF
                                 OF BENEFICIAL SHARES          OUTSTANDING
         NAME                    OWNED                         OWNERSHIP
--------------------------       -----------------------       ------------
Garry Drisdelle (1)              5,000,000 common shares          75.5%
2076 Davebrook Road
Mississauga, Ontario
Canada, L5J 3M6


Donnie Yates                       100,000 common shares           1.5%
82 Harvest Ridge
Angier, North Carolina
USA, 27501


(1) Garry Drisdelle owns these 5,000,000 common shares through Qualiu Services SA, Inc., a Nevada corporation, of which he is the beneficial owner.


DESCRIPTION OF SECURITIES
-------------------------

The following description of our authorized capital stock is subject to the detailed provisions of our Articles of Incorporation, copies of which are available upon request by contacting us at (905) 631-9795.


--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 11

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


General
-------


Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes. Currently, there are two members on our Board of Directors and we are actively seeking to fill a vacancy on our Board with a third member that has the appropriate qualifications. There are no preemptive rights associated with the securities and no cumulative voting is authorized by our Articles of Incorporation or our By-Laws. The total amount of common shares authorized for issuance by our Articles of Incorporation is 50,000,000. As of May 13, 2003, there were 6,625,000 shares of common stock issued and outstanding and 31 stockholders of record. There has been no issuance of any preferred stock, dividend, voting, conversion rights, liquidation rights and other rights of the preferred stock, if any, will be established by our Board of Directors upon issuance.


Dividend Rights
---------------

Purchasers of the Shares offered hereby will participate in dividends based upon the number of Shares held as of a dividend record date.

Our By-Laws provide, that our Board of Directors may, from time to time declare, and we may pay dividends on our outstanding shares in the manner and upon the terms and conditions provided by law. See "Risk Factors."

We have never declared or paid any cash dividends on our voting ordinary shares. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

Liquidation Rights
------------------

If we shall be wound up (whether the liquidation be voluntary, under the supervision of or by the Court, the liquidator may, with the required authority, divide among the shareholders in specie or kind the whole or any part of our assets, and whether or not the assets shall consist of property of one kind or properties of different kinds, and may for such purpose set such value as he deems fair upon one or more or classes of property, and may determine how such different classes of shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of shareholders as the liquidator with the like authority shall think fit, and our liquidation may be closed and dissolved.

Certain Provisions of the Articles of Incorporation
---------------------------------------------------

Our Articles of Incorporation provide that we may indemnify any and all of our directors, officers, employees or agents or former directors, officers, employees or agents or any person or persons who may have served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which we own capital stock or of which we are a creditor, to the full extent permitted by law; and such indemnity shall include, but not be limited to, the expense, including the cost of any judgments, fines, settlements and counsel's fees, actually and necessarily paid or incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a director, officer, employee or agent as herein provided. The foregoing right of indemnity shall not be exclusive of any other rights to which any directors, officer, employee or agent may be entitled as a matter of law or which may be lawfully granted.


EXPERTS
-------

Our auditor is Miller and McCollom of 4350 Wadsworth Boulevard Suite 300, Wheat Ridge, CO. USA 80033. They can be contacted via phone at 303 424 2020.

Miller & McCollom, Certified public accountants, have audited our financial statements included in this Prospectus. These financial statements are incorporated herein in reliance on Miller & McCollom's report, due to their authority as experts in accounting and auditing.


--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 12

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


Miller & McCollom (auditors) was not employed on a contingent basis in connection with the registration or offering of our common stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION
-------------------------------------------

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of the Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any director or officer of the company for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


DESCRIPTION OF BUSINESS
-----------------------

HISTORY AND BACKGROUND
----------------------


In November of 2001, a wholly owned subsidiary called Mobile Tire Renew, Ltd. (the "Ontario Subsidiary") was incorporated under the laws of the Province of Ontario, Canada. This Ontario Subsidiary was initially funded directly through Mr. Garry Drisdelle, who purchased 25,000 shares in the Canadian company at Canadian $1.00 per share, or $0.626 per share converted to US dollars for total proceeds to it of $16,659. Our Ontario Subsidiary also secured a small business loan allowing access to another $31,342. These funds were used to acquire our company truck, re-groove machine, and mounting equipment, and provided us with general working capital through our first several months of business.


On February 1, 2002, Mr. Drisdelle sold all his shares in the Ontario Subsidiary to, Quailu Services SA, Inc. ("Quailu"), a Nevada corporation for Canadian $25,000 or $0.626 per share when converted into US dollars. Quailu is a personal holding company for securities owned by Mr. Drisdelle. The 25,000 shares represented all the shares issued and outstanding for the Ontario Subsidiary. Mr. Drisdelle is the beneficial owner of Quailu.


Mobile Tire Renew (International), Inc. was incorporated in March of 2001 under the laws of the State of Nevada. The original Board of Directors consisted of Mr. Garry Drisdelle, who also holds office as secretary and president. From the date of incorporation to March 15, 2002, this entity conducted no business activities. On March 15, 2002, we issued 5,000,000 shares of its common stock to Quailu in consideration for all the shares (25,000) issued and outstanding in Mobile Tire Renew, Ltd., the Ontario Subsidiary. In March 2001, a wholly owned subsidiary was formed in Nevada with the name Global Technical Outsource, Inc. The name was changed to Commercial Tire Casing Services (USA), Inc. This company was formed with a view to separating our tire purchase and sale revenue from our re-grooving" revenue. The goal is to have all the "tire sales" done through Commercial Tire Casing Services (USA), Inc. and all the "re-grooving" sales done through the Ontario Subsidiary. To date, this corporation has no business activities and both the re-grooving and casing businesses are run through the Ontario Subsidiary.


In August, 2002, Mr. Donnie Ray Yates was asked to join our Board of Directors and for so doing, he was offered an inducement of 100,000 of our common shares at $0.01 per share, which inducement was valued at $1,000. The inducement was negotiated at arm's length with Mr. Yates and the inducement was valued at $1,000.


--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 13

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


The Ontario Subsidiary currently acts as the operating entity for all business activities relating to us. Through the Ontario Subsidiary, we have acquired a van and tire re-grooving machine, with which we offer a mobile tire re-grooving service to industrial customers in the "Golden Triangle" (an industrial area stretching from Toronto to Hamilton in Ontario, Canada). In addition, we acquire and re-groove old tires, reselling them in the industrial market as "renewed" tires. In time, we intend to expand our mobile tire re-grooving services and renewed tire sales to other locations in North America.

Through the Ontario Subsidiary, we currently employ one full-time person and one part-time person. The full-time employee drives the truck/van and operates the tire re-grooving machine. The part-time employee acts as the day-to-day bookkeeper for us, and performs limited secretarial services.

We have authorized capital of 50,000,000 common shares. Between August 2002 and November 2002, we conducted a limited offering and sale of securities without registration pursuant to Rule 506 of Regulation D of Section 4(2) of the Securities Act of 1933, as amended. As a result of the offering, we sold
-----------------------
1,525,000 shares at a price of $0.01 per share, raising a total of $15,250. At the end of the offering, we had a total of 6,625,000 shares issued and outstanding, and a total of 29 shareholders. A total of 5,000,000 shares have been issued to Quailu Services SA, Inc., which is beneficially owned by our president and director, Garry Drisdelle. A total of 100,000 common shares were issued to Mr. Donnie Yates, one of our Directors. All of the shares issued and outstanding are restricted shares under Rule 144 of the Securities Act of 1933,
                                                         -----------------------
as amended.
-----------


Upon the effectiveness of the prospectus of which this prospectus is a part, our selling stockholders, including our principal shareholder/officer/ director, who owns 5,000,000 of the 6.625,000 issued and outstanding common shares, may sell all or part of his 5,000,000 shares being registered in the offering. Such sales also may make it more difficult for us to raise capital in the future at a time and at a price that we deem appropriate. The sale of substantial numbers of ordinary shares in the public market, or the possibility of such a sale, could adversely affect prevailing market prices for our ordinary shares.


BUSINESS AND MARKETING STRATEGIES
---------------------------------

We have two primary revenue streams. First, we operate a mobile tire re-grooving service. Second, we acquire and re-groove used re-groovable tires, selling them as "renewed". The re-grooving market is largely limited to the industrial sector, as only heavier tires meant to be used for industrial and mass transport purposes (tractors, heavy cargo trucks, farm equipment, etc.) are generally re-groovable. Thus, we are principally engaged in used tire renewal and sales in the industrial tire market.


Currently, we offer mobile tire re-grooving services and sells renewed tires to customers throughout the "Golden Triangle" region of Lower Canada, which is an industrial sector of lower Canada stretching from Toronto to Hamilton, in the Province of Ontario. In time, we expect to expand our mobile tire re-grooving services to other locations in North America. We currently market ourself through networking and word of mouth, which has been effective in the "Golden Triangle" area because the company's founder, Garry Drisdelle, has been involved in the tire industry in that area for more than 20 years. As Mr. Drisdelle's contacts extend beyond the "Golden Triangle" into the United States and other parts of Canada, we plan to use similar marketing tactics in association with new outlets, if and when the opportunity for expansion arrives. In addition, we also plan to engage in various forms of advertising that will pinpoint our target market, including mail out brochures, participation in tire and truck trade shows throughout North America, and by conducting "cold call" visits to tire and truck businesses outside our existing network.

Our head office is at 2076 Davebrook Rd., Mississauga Ontario, which is also the home of our President, Garry Drisdelle. In order to reduce initial start up costs, we will operate from an industrial space used by another company owned and operated by Mr. Drisdelle, Total Casing Service Inc. (herinafter "Total Casing"). We currently pay nominal rent for use of the space, which serves as a storage facility for the company's truck, re-groove machine, and various spare parts. We also currently uses a portion of Total Casing's general office space and equipment, which gives us access to phone, fax and secretarial/book-keeping services at a nominal charge for the foreseeable future. Total Casings competes


--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 14

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


with us in respect of the used tire sales portion of our business. They, too, buy and sell used tires. Please see our "Risk Factors" section above for the risks associated with this competition.


We will continue to deliver tire renewal services and sales to the "Golden Triangle" area until such time as management believes we are ready to expand. Such expansion will depend on a number of factors including the prospects for business in the new area under consideration (which in turn, will be a function of market opportunity and existing contact / networking opportunity for us), prospects for obtaining inventory for the tire renew sale business, prospects for finding reasonable office and storage space for the our mobile tire renew units and inventory, and how the existing mobile tire renewal and sales businesses are performing.

We intend to undertake substantial efforts to safeguard our inventory and equipment from loss and theft, including the use of a security alarm system, a perimeter fence, and the taking of daily inventory of higher value items. Such security measures are currently in place for our current office and storage yard with Total Casing Services, Inc.

PRODUCTS AND SERVICES
---------------------

We currently offer mobile tire re-grooving services and sales to customers throughout the "Golden Triangle" region of Lower Canada. The tire re-groove machine used by us extends the life and usability of certain tires by cutting into unused portions of the tires' rubber. Some tires are originally manufactured specifically with re-grooving in mind, and thus have extra layers of rubber under the existing treads so that multiple layers can be used over the life of the tire. Such re-grooving is typically only done with larger, industrial tires, such as those used for larger transport trucks, rigs, buses and farming vehicles. Our tire re-groove machine fits into the back of our company van, and the driver takes the machine to various tire and truck businesses. Typically, the businesses in question would be expecting the mobile service on the day in question, and would have any re-groovable tires ready or will have placed an order for delivery of renewed tires sold by us. Once at the site, the driver operates the machine, and re-grooves any tires ready for re-grooving for a base price per tire. The cost of re-grooving, per tire, is dramatically less that the cost for a replacement tire or even the cost of re-treading.

In addition to its mobile re-grooving service, we will also acquire used tires that are re-groovable, re-groove them, and the sell the tires as used (or "renewed"). These re-groovable tires will be acquired from tire and truck businesses without a re-grooving machine (thus being relatively useless to the business), from tire depositories, and from recycling depots specifically designated to receive and recycle used tires. The tires will be inspected to ensure they comply with the minimum standards required by federal, state and/or provincial law, and will be re-grooved by our re-groove machine when the mobile re-grooving service is less busy. The renewed tires will then be sold to customers from the truck. Again, we assume that a re-grooved tire, because the process itself is much less time and resource consuming than re-treading, will be saleable at a much lower price than either a new tire or a tire that has gone through the more traditional re-tread process.

We believe we offer a viable tire renewal option on two main fronts. First, as discussed, the cost for a tire renewed through the re-grooving process is less than the cost of purchasing a tire new, or purchasing a tire that has been through a re-tread process. Second, because the service is mobile, the renewed tires go directly to the customer. The trucking industry is traditionally a time sensitive business. Managers and drivers alike are often extremely busy, and may not have time to consider all the tire renewal options at their disposal, if they have time to think about tire replacement at all. We believe that the convenience of our service will not only be a welcome time saver for people in the tire, truck and transportation industries, but may also cause them to consider tire renewal at an earlier stage than it might have been considered before. In a nutshell, we will leapfrog tire stores and re-tread services by physically going straight to the consumer.

INDUSTRY OVERVIEW
-----------------

Generally, when a truck or heavy transportation vehicle is due for tire renewal there are two main options. First, tires could be purchased new. While this would generally be the most expensive option, new tires would likely be dependable in terms of quality and durability, and there is typically some form of warranty attached. Second, the tires could be re-treaded, or re-treaded tires could be purchased. Using the re-tread process is generally considered to be more cost efficient than purchasing new each time, and it is also considered to


--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 15

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


be better for the environment. However, the process itself is quite involved, and generally requires several steps to complete. The steps are the initial inspection, buffing, casing preparation/repairing, tread application, curing and final inspection. In the initial inspection, each tire is inspected to ensure it has a sound structure, is free of manufacturer's defects, there is no non-repairable damage and no excessive aging. Then the worn tread is removed from the tire casing by buffing it on a machine similar to a lathe so that the casing is the correct shape to receive the new tread. Then any damage that remains after the buffing process is repaired or, if unrepairable, the casing is rejected. Once the repairs are made, the new rubber tread is applied to the casing through either the "mold cure" process (uncured rubber is cured in a mold) or the "procure process" (procured rubber is premolded and cured prior to application). The tire is then cured through either the use of a high heat pressure mold or a highly preasurized heat chambers. Finally, the tire is inspected, trimmed, painted, labeled and sold or returned to the owner.

The main difference between re-treading and re-grooving is that in the re-grooving process, the old tread is not removed nor is new tread applied, but rather, new tread is cut into the existing rubber. Although tire re-grooving technology has been around for several years, it has yet to emerge as the third principle option in tire replacement. Tire re-grooving can be done to any tire that is clearly marked as re-groovable. Such markings will appear on the side of the tire, and mean that the tire has been manufactured with enough extra rubber to allow for additional grooving or cutting into the tires' tread area. A re-groove machine, such as the one purchased by us, holds the tire by the casing and rotates it while special re-grooving knives cut new treads into the tires tread area. This process extends the life of the re-groovable tire. Moreover, since the re-grooving process is so simple, the cost is remarkable low as compared to purchasing new or re-treaded tires.

We feel that opportunities in the tire re-grooving market, which is relatively new, are best reflected by examining numbers from the tire retread industry, which has been around much longer. We believe that, with an effective networking / marketing campaign in place, we can gain a share of the existing retread markets as a more economic and convenient alternative.

Approximately  24.2 million retreaded tires were sold in North America* in 2001,
                                                         -------------
with sales totaling more than $2 billion.

     o    605,000 retreaded passenger car tires.
     o    5.8+ million retreaded light truck tires
     o    17.1+ million retreaded medium and heavy duty truck tires
     o Over 646,000 other retreaded tires (aircraft, off-the-road vehicles, industrial/lift trucks, motorcycles, farm equipment, specialty, etc.)
     o    In 2001 the  total  replacement  medium  truck  tire  market  in North
                                                                           -----
          America* was  approximately  32.9+ million  tires.  17.1+ million were
          -------
          retreads and 15.8+ million were new tires.
     o    There are approximately 1175 retreading plants in North America*, many
                                                            -------------
          of which are owned/operated by independent small businesses whose collective investment is over one billion dollars. The remaining plants are owned/operated by new tire manufacturers and a major tread rubber supplier.
     o All retreaded tires in the U.S.A. are identified on the sidewalls as to manufacturer and date of production.

*    U.S. & Canada only. Figures from Mexico not available.

     ===========================================================================
     Source: "Tire Retreading/Repair Journal" and independent research by TRIB. We add approximately 10% to available U.S. figures to account for Canada.
     ===========================================================================

COMPETITION
-----------

Re-groove machines, such as the one owned by us, can be purchased from various manufacturers throughout North America for between $5,000-$10,000. Some independent tire and truck companies use re-grooving machines for their own purposes only and are not attempting to solicit business beyond their own needs. There are a small number of independent tire re-groove services throughout North America, but the practice is by no means widespread. Also, not all of these re-groove providers have made their re-groove machine portable as we have done.. Our competitive advantage is that we intend to widely market our services to all parties that currently use the re-treading process and/or those who simply purchase new tires as old ones wear out. In addition, we intend to go "on

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 16

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


location" with our mobile re-groove machine to simplify the process for our customers as opposed to the re-tread process where the used tires must be shipped to the re-tread facility at additional cost to the customer. This shipping of the tires not only increases the costs of the re-tread process but also the time involved in being able to get the tires back on the vehicles from which they came. We feel that our main competition exists in the tire re-tread sector, from which we expect to obtain the majority of our market. We intend to market our product as a more efficient and cost effective alternative to re-treading.

There are approximately 1200 re-treading plants in North America, a large percentage of which are owned/operated by independent small business.

The retread market in North America is highly competitive. The following tables display some of our more established competitors from the re-tread market in the "Golden Triangle" of Ontario:

Ontario:

     TOWN AND COUNTRY TIRE AND WHEEL                 BURGESSVILLE, ON CANADA
     RECONDITIONING
     ANDERSON TIRE & TREADS INC                      HAMILTON, ON CANADA
     MISSISSAUGA RETREAD INC                         MISSISSAUGA, ON CANADA
     J & M TIRE INTERNATIONAL                        OSHAWA, ON CANADA
     BRIDGESTONE/FIRESTONE RETREAD SERVICES          RENFREW , ON CANADA
     ATTERSLEY TIRE                                  SCARBOROUGH, ON CANADA

REGULATORY BACKGROUND
---------------------

Our operations are currently affected by numerous Canadian provincial and federal laws, and, assuming our operations extend to the United States, will also be affected by federal and state laws in the United States. We intend to operate in material compliance with all applicable provincial, state and federal regulations. However, there can be no assurance that a failure to comply with applicable regulations will not have a material adverse effect on us.

In Canada, where we currently conduct all of our business activities, tire re-grooving is only permitted on tires marked "re-groovable" by the original manufacturer. Moreover, in some provinces, there are restrictions in relation to minimum quality standards that must exist before re-grooving (quality of the tire's rim, for example) and there may be restrictions on where a re-grooved tire may be used on an operating vehicle (for example, in Saskatchewan re-grooved tires may not be used on the driving axel of the heavy truck). In Ontario, there are no provincial regulations for the re-groove industry.

DISCLOSURE
----------


We have filed a prospectus with the Securities Exchange Commission of the United States of America ("SEC"). The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and/or obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we are an electronic filer and as such, all items filed by us are available through an
Internet site maintained by the SEC which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which site is available at http://www.sec.gov.



MANAGEMENT  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION  AND  RESULTS OF
--------------------------------------------------------------------------------
OPERATIONS
----------


From the date of our incorporation to the date of this prospectus, our operating activities have consisted of market research, acquiring equipment and a vehicle with which to commence operations, hiring staff, and providing marketing tire

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 17

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


renew products and services throughout the "golden triangle". As of the date of this prospectus, we have been producing revenues from the sale of our re-grooved tires or the sale of its mobile tire re-grooving services for approximately 16 months. Total revenues to March 31, 2002 and December 31, 2002 were $8,198 and $195,559 respectively.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles. We have expensed all development expenses related to the establishment of the company. As of September 2003 we determined the company had achieved a significant level of revenues to warrant removing the previous designation of 'Development Stage Company'.

Tire sales include revenues from the sale of used tires which have been purchased from other tire suppliers and re-grooved.

Grooving service revenues include sales of re-grooving services to a variety of transport related companies who utilize heavy equipment in their businesses.

Cost of goods sold are primarily composed of the wholesale cost of tires which are purchased to be re-grooved and re-sold.

Grooving service costs are primarily composed of salary expenses for one full time employee who performs re-grooving operations.

Office expense is comprised of costs such related to office supplies.

Depreciation relates to amortization of the equipment purchased to provide re-grooving services.

Travel and selling expense is comprised of expenditures required to market the company's products and services throughout its sales region.

Rent relates to prior rental of a storage space.

Advertising includes web-site maintenance expenses and other general promotional expenditures.

Other administrative expenses include professional fees for accounting, audit and legal services; payroll expenses; general operational expenses such as postage; and management salaries. Some professional fees, directors' compensation and management salaries included in this category have been paid by way of stock compensation.

Interest expense relates to interest paid for the Small Business Loan ("SBL") acquired through our Ontario operating subsidiary.

We cannot perform meaningful standard period-to-period comparisons of our historical operating results because fiscal 2002 was our first year of operation but have included interim versus fiscal year end comparisons to explain how the company has developed during this period.. Our prospects must be considered highly speculative in light of the risks, expenses and difficulties frequently experienced by companies in early stages of development.


Results of Operations
---------------------


Operations to date have resulted in net income of $12,346 for the nine month period ended December 31, 2002 versus a net loss of ($3,778) for the period from inception (November 8, 2001) to the period ending March 31, 2002. The increase in net income is attributable to increases in tire sales and re-grooving service revenues from $5,689 and $2,509 to $169,640 and 25,919 respectively for the period of inception to March 31, 2002 versus the nine month period ended December 31, 2002. These increases in sales revenues have been attributable to the marketing efforts of management, including the expansion of the company's sales territory, and by the hiring of a full time employee to perform re-grooving operations.




--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 18

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


The growth of our total revenues from inception to March 31, 2002 versus the nine month period ended December 31, 2002 represents a percentage increase of 2286%. While we anticipate revenues will continue to grow steadily, we view our initial period of revenue growth as uncharacteristic of the pattern we will experience in the future.

In line with our increases in sales, we have incurred higher levels of expenditures for cost of goods sold and for grooving service costs and these expenses have respectively increased from $2,431 and $1,864 for the period of inception to March 31, 2002 to $110,369 and $13,566 for the nine month period ended December 31, 2002.

Other administrative expenses increased from $1,930 for the period from inception to March 31, 2002 to $19,766 for the nine months ended December 31, 2002. The bulk of the increase in these expenses comprised fees for auditing, accounting and legal services and for employer tax expenses.

Our advertising expenses increased from nil for the period from inception to March 31, 2002 to $10,029 for the nine month period ended December 31, 2002 primarily due to expenditures for the establishment of a promotional website. We anticipate we will expand our advertising efforts as our business grows, but do not see significant increases in our promotional budget.

We have maintained our payments and requirements set out per the Small Business Loan Agreement entered into by our Ontario operating subsidiary. The Covenants states, that we will ensure that our Current Ratio is not at any time less than 1:1 and that we will ensure that our Debt to Effective Equity Ratio does not at any time exceed 2: 1. Ms. Joy Sartolelli guaranteed the loan and is married to the principal shareholder/officer/director, Mr. Gary Drisdelle.

We anticipate that cost of goods sold and grooving service costs will increase only with volume of business, and, as such, will not increase without a simultaneous increase in revenues.

We anticipate that our other administrative expenses will increase in the future for several reasons. Our audit fees will increase in the future because we anticipate becoming a reporting company and filing the requisite quarterly and annual reports with the Securities and Exchange Commission. We are also optimistic that our business activities will increase, which will require auditing procedures over a greater transaction base. In addition, legal fees payable are expected to increase next year as we incur expenses to prepare this prospectus. We estimate that the professional fee component of this expense category will be approximately $20,000 during the next 12 months.


Due to the foregoing factors, our operating results are difficult to forecast. You should evaluate our prospects in light of the risks, expenses and difficulties commonly encountered by comparable development-stage companies in rapidly evolving and regulated markets. We cannot assure you that we will successfully address such risks and challenges. We cannot assure you that our revenues will increase or that we will become profitable in the future.

Plan of Operations
------------------

During the next twelve months, we intend to continue to market and deliver mobile tire re-grooving services and engage in the sale of re-grooved tires. We believe that service delivery and sale volumes will continue to increase, as will our customer base. We currently market our products through word of mouth, pinpoint advertising and cold calling, and we will continue with this strategy. We may hire an additional staff where volume requires it, and employees not engaged in actual tire re-groove servicing and/or sales will spend their time marketing Mobile Tire Renew (International), Inc. through the means described above. Should demand for our services increase, we may access additional funds through our loan facility agreement to acquire additional re-grooving machinery as management deems appropriate.

In addition, we intend to separate our casing business from our re-grooving business. In so doing we intend to leave the re-grooving business to be operated from our Ontario Subsidiary and we intend to use Commercial Tire Casing Services
(USA), Inc. for the casing business.


Liquidity and Capital Resources
-------------------------------


Since the date of our incorporation, we have raised $15,250 through private placements of our common shares. In addition, we established a loan facility agreement that has allowed us to borrow up to $21,000 for the purchase of

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 19

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


equipment at an interest rate of prime + 3% (which totaled 6.75% at March 31, 2003). This facility is secured by our property and equipment and by a guarantee provided by our president and his wife. The loan is subject to certain covenants including the requirement of maintaining certain current and equity to debt ratios.

Our operating activities have used cash resources of approximately ($3,925) for the period from inception to March 31, 2002 and ($3,650) for the nine month period ended December 31, 2002. Investment in equipment has totaled ($27,828) and ($3,372) respectively over the same periods.

As at December 31, 2002, we had cash and cash equivalents of $11,188. When combined with anticipated revenues we anticipate having sufficient funds to successfully operate for the next twelve months.

For the nine month period ended December 31, 2002, the company had administrative expenditures of $48,618 or an average of approximately $5,400 per month. In the unlikely event that the company's revenue streams from operational activities were interrupted, the company could sustain itself for approximately two months at the average level of expenditures for the last nine month period or for a longer period if expenditure reductions were made. The company anticipates it could raise sufficient financing during such a period to re-capitalize and continue operations into the foreseeable future.


If cash generated from operations is insufficient to meet our long-term liquidity needs, we may need to raise additional funds or seek other financing arrangements. Additionally funding may not be available on favorable terms or at all.


In the auditor's report for the company's audited statement to March 31, 2002, our auditor states, "The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As described in Note 7, the company has minimal working capital and no business operations, which raise substantial doubts about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."


Description of Property
-----------------------


Our company's head office is at 2076 Davebrook Rd., Mississauga Ontario, which is also the home of its President, Garry Drisdelle. We operate from an industrial space used by another company owned and operated by Mr. Drisdelle, Total Casing Service Inc. (herinafter "Total Casing"), located at 5510 Harvestor Rd., Burlington Ontario, Canada, L7L 5V4. We currently pay nominal rent for use of the space, which serves as a storage facility for our company's truck, re-groove machine, and various spare parts. We also currently use a portion of Total Casing's general office space and equipment, which gives us access to phone, fax and secretarial/book-keeping services at a nominal charge for the foreseeable future.


In addition, we rent a small storage space from Checkerboard Storage Inc. in Burlington Ontario. The space is used for the storage of our inventory (re-grooved tires) and costs us $160.00 per moth.

Certain Relationships and Related Transactions
----------------------------------------------

We intend that any transactions between us and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties.


Our head office is located at the home of our President, Garry Drisdelle. We operate from an industrial space used by another company owned and operated by Mr. Drisdelle called Total Casing Service Inc. We currently pay nominal rent for use of the space, which serves as a storage facility for our truck, re-groove machine, and various spare parts (also see "Description of Property"). We also currently use a portion of Total Casing's general office space and equipment, which gives us access to phone, fax and secretarial/book-keeping services at a nominal charge for the foreseeable future. Rents paid to Total Casing by Tire renew, and employee salaries going to Tire Renew employees that also do work for Total Casing, while benefiting us as highly economic arrangements, also directly benefit Mr. Drisdelle in his capacity as owner of Total Casing. Mr. Drisdelle does not receive a salary from the company.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 20

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


In November of 2001, a wholly owned subsidiary called Mobile Tire Renew, Ltd. ("the "Ontario Subsidiary") was incorporated under the laws of the Province of Ontario, Canada. This Ontario Subsidiary was initially funded directly through Mr. Garry Drisdelle, who purchased 25,000 shares in the Canadian company at Canadian $1.00 per share, or $0.626 per share converted to US dollars for total proceeds to it of $16,659. Our Ontario Subsidiary also secured a small business loan allowing access to another $31,342. These funds were used to acquire our company truck, re-groove machine, and mounting equipment, and provided us with general working capital through our first several months of business.


On February 1, 2002, Mr. Drisdelle sold all his shares in the Ontario Subsidiary to, Quailu Services SA, Inc. ("Quailu"), a Nevada corporation for Canadian $25,000 or $0.626 per share when converted into US dollars. The 25,000 shares represented all the shares issued and outstanding for the Ontario Subsidiary. Mr. Drisdelle is the beneficial owner of Quailu.


The following table sets forth, as of December 31, 2002, certain transactions deemed to be related:

                                                                 2002            2003
                                                             to year end   to 9 months ended
                                                             March 31/02    December 31/02
                                                             -----------   -----------------

Tires sold by Mobile Tire Renew to Total Casing Service        $3,589          $27,625
Services sold by Mobile Tire Renew to Total Casing Service          -              178
Inter-office operating disbursements                                -                -
TOTAL                                                          $3,589          $27,803
                                                               ------          -------

Tires sold by Mobile Tire Renew to Total Casing Service        $1,219          $30,938
Services sold by Mobile Tire Renew to Total Casing Service          -               41
Inter-office operating disbursements                                -            1,942
TOTAL                                                          $1,219          $32,921
                                                               ------          -------


Executive Compensation
----------------------


The following table sets forth the salaries and directors' fees we have paid to our executives during the previous fiscal year, on an annual basis and for the nine month period ended December 31, 2002 during the current fiscal year.

                                                                      Directors'   Stock-based    Stock-based
Person                   Position           Period         Salary        fees      Inducements    Compensation
-----------------   ------------------   ------------   ------------  ----------   ------------   ------------
Garry Drisdelle     President, Chief     FY 2002            $ 0.00       $0.00          Nil            Nil
                    Executive Officer    9 mths to Dec
                    And Chair            31/02              $3,202       $0.00          Nil            Nil

Donnie Yates        Director             FY 2002            $ 0.00       $0.00         $1,000 (1)      Nil
                                         9 mths to Dec
                                         31/02              $ 0.00       $0.00          Nil         $1,000 (1)
--------------------------------------------------------------------------------------------------------------

(1) In August 2002, our Board of Directors authorized the issuance to Mr. Yates of 100,000 of our common shares at $0.01 per share as an inducement to act as one of our Directors.


We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees in the future, as our board of directors expands and we grow.


ADDITIONAL INFORMATION
----------------------


We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement of Form SB-2 covering the common shares being sold in this offering.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 21

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the prospectus, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the prospectus, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.


You may read and copy any reports, statements or other information that we file with the SEC at the address indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.


TRANSFER AGENT AND REGISTRAR
----------------------------

The registrar and transfer agent for our common shares is Pacific Stock Transfer. Its address is 500 E. Warm Springs, Suite 240, Las Vegas, Nevada, 89119 and its telephone number at this location is (702) 361-3033.


REPRESENTATIONS
---------------

(begin boldface)
No finder, dealer, sales person or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.
(end boldface)


MATERIAL CONTRACTS
------------------


Our Articles of Incorporation and By-Laws are included in this prospectus as Exhibits 3.1 and 3.2 respectively. All Agreements and documents which are material to this Offering and are not confidential in nature, all of which are or will be in effect by the closing date of the Offering, may be obtained and/or reviewed by contacting Mr. Garry Drisdelle at (905) 631-9795.


Attached to this prospectus as exhibits are the Small Business Loan agreement as between the company's Canadian operating Ontario Subsidiary and the Canadian Imperial Bank of Commerce and the stock purchase agreement between the company and Qualiu Services SA, Inc. (through which we acquired our Ontario Subsidiary).










--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 22

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------



FINANCIAL STATEMENTS
--------------------




QUAILU SERVICES SA, INC.
------------------------


                          INTERIM FINANCIAL STATEMENTS


























                          Interim Financial Statements
                 for the 7 month period ending October 31, 2002.
















--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 23

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------

                            QUAILU SERVICES SA, INC.


                              FINANCIAL STATEMENTS


                                                                        Page
                                                                        ----

Financial Statements:

     Balance Sheets                                                     F-2

     Statements of Operations                                           F-3

     Statements of Cash Flows                                           F-4

     Notes to Financial Statements                                      F-5




































--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 24

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


                             QUAILU SERVICES SA, INC
                                 BALANCE SHEETS
                                   (Unaudited)

                                     ASSETS
                                                                   October 31,          March 31,
                                                                       2002                2002
                                                                                         (Note 1)
                                                                 ----------------    ----------------
CURRENT ASSETS
    Cash and cash equivalents                                    $          100      $          100
                                                                 ----------------    ----------------
      Total current assets                                                  100                 100

LONG TERM ASSETS
    Investment in Mobile Tire Renew Ltd. (100%)                          15,659              15,659
                                                                 ----------------    ----------------

           Total assets                                          $       15,759      $       15,759
                                                                 ================    ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Due to related parties                                       $            0      $            0
                                                                 ----------------    ----------------
      Total current liabilities                                               0                   0

Long Term Non-Interest Bearing Note payable to related party             15,659              15,659

Commitments and contingencies

STOCKHOLDERS' EQUITY
    Common stock, $.001 par value; 100,000,000 shares
      authorized, 100,000 shares issued and outstanding                     100                 100
    Paid-in capital                                                           0                   0
    Accumulated other comprehensive income                                    0                   0
                                                                 ----------------    ----------------
           Total stockholders' equity                            $       15,759      $       15,759
                                                                 ----------------    ----------------

           Total liabilities and stockholders' equity            $       15,759      $       15,759
                                                                 ================    ================









    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 25

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


                             QUAILU SERVICES SA, INC
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                              Seven Months
                                                           Ending October 31,
                                                                 2002
                                                          -------------------

Revenues:
      Total revenues                                      $              0
                                                          -------------------

Expenses:
        Total cost and expenses                                          0
                                                          -------------------


Net income                                                $              0
                                                          ===================

Net income per common share                               $              *
    * Less than $.01 per share
Common shares outstanding                                              100

Other comprehensive income:
    Net income                                            $              0
    Foreign currency translation adjustment                              0
                                                          -------------------
      Total comprehensive income                          $              0
                                                          ===================





















    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 26

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------

                             QUAILU SERVICES SA, INC
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                Seven Months
                                                                   Ending
                                                                October 31,
                                                                    2002
                                                              ----------------

Cash flows from operating activities:                         $          nil
                                                              ----------------
Net cash provided (used) by operating activities                           0

Cash flows from investing activities:                         $          nil
                                                              ----------------
Cash (used) by investing activities                                        0

Cash flows from financing activities:                         $          nil
                                                              ----------------
Cash provided by financing activities                                      0

Net change in cash and cash equivalents                                    0
Beginning cash balance                                                   100
                                                              ----------------
Ending cash balance                                           $          100
                                                              ================

Supplemental disclosure of cash flow information:
    Cash paid during the period for -
      Interest                                                $           --
      Income taxes                                            $           --

Supplemental disclosure of non-cash transaction
information:
    Note issued to related party                              $       15,659
    Stock acquired in related party                           $      (15,659)













    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 27

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------

                             QUAILU SERVICES SA, INC
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)



Note 1 - Financial Statements
-----------------------------

The accompanying consolidated financial statements included herein have been prepared by Quailu Services SA, Inc. ("Quailu") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year. In management's opinion all adjustments necessary for a fair presentation of the Company's financial statements are reflected in the interim periods included.

The Company has been a holding company since its inception (November 26, 2001) through October 31, 2002.


Note 2 - Related Party Transaction
----------------------------------

On February 1, 2002 Quailu purchased 100% of the issued and outstanding common shares of Mobile Tire Renew Ltd., an Ontario Corporation, which was owned by Mr. Garry Drisdelle, the sole owner of Quailu. In exchange for 25,000 common shares of Mobile Tire Renew Ltd., Quailu issued a note for US$15,659 to Mr. Drisdelle. This note is non-interest bearing and has no specified maturity date.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 28

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


                          INTERIM FINANCIAL STATEMENTS

                          Interim Financial Statements
                 for the 9 month period ending December 31, 2002
















































--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 29

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.


                        CONSOLIDATED FINANCIAL STATEMENTS


                                                                         Page
                                                                         ----

Consolidated Financial Statements:

     Consolidated Balance Sheets                                         F-2

     Consolidated Statements of Operations                               F-3

     Consolidated Statements of Cash Flows                               F-5

     Notes to Consolidated Financial Statements                          F-6



































--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 30

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                 December 31,         March 31,
                                                                     2002                2002
                                                                 (Unaudited)           (Note 1)
                                                               ----------------    ----------------
CURRENT ASSETS
    Cash                                                       $       11,188      $        2,584
    Accounts receivable                                                46,521              10,559
    Inventory                                                          19,950                  --
                                                               ----------------    ----------------
      Total current assets                                             77,659              13,143

Property and equipment, net of accumulated
    depreciation of $10,137 and $1,561                                 24,031              26,267

Deposits                                                                3,014                 157
                                                               ----------------    ----------------

           Total assets                                        $      104,704      $       39,567
                                                               ================    ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                      $       42,154      $        2,100
    Due to related parties                                              2,250               6,751
    Current portion of bank loan                                        6,341               6,255
                                                               ----------------    ----------------
      Total current liabilities                                        50,745              15,106

Note payable to bank net of current portion                            14,522              12,569
                                                               ----------------    ----------------
           Total liabilities                                           65,267              27,675
                                                               ----------------    ----------------

Commitments and contingencies

STOCKHOLDERS' EQUITY
    Common stock, $.001 par value; 25,000,000 shares
      authorized, 20,250,000 and 5,000,000 shares issued
      and outstanding                                                  20,250               5,000
    Paid-in capital                                                    10,659              10,659
    Accumulated other comprehensive income                                (41)                 11
    Deficit accumulated during the development period                  (3,778)             (3,778)
    Retained earnings subsequent to the development period             12,347                  --
                                                               ----------------    ----------------
           Total stockholders' equity                          $       39,437      $       11,892
                                                               ----------------    ----------------

           Total liabilities and stockholders' equity          $      104,704      $       39,567
                                                               ================    ================


    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 31

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                      November 8,
                                                  Nine Months       2001 (Inception)
                                                     Ending             Through
                                                  December 31,        December 31,
                                                      2002                2001
                                                ----------------    ----------------
Revenues:
    Tire sales                                  $      169,640      $           --
    Grooving service revenue                            25,919                  --
                                                ----------------    ----------------
      Total revenues                                   195,559                  --

Cost of sales:
   Cost of goods sold                                  110,369                  --
   Grooving service costs                               13,566                  --
                                                ----------------    ----------------
      Total cost of sales                              123,935                  --
                                                ----------------    ----------------
Gross profit                                            71,624                  --

Administrative expenses:
      Office expense                                     1,274                  --
      Depreciation                                       8,639                  --
      Travel and selling expense                         7,702                  --
      Rent                                               1,208                  --
      Advertising                                       10,029                  --
      Other administrative expenses                     19,766                 438
                                                ----------------    ----------------
        Total cost and expenses                         48,618                 438
                                                ----------------    ----------------

Income from operations                                  23,006                (438)

Interest expense                                         1,464                  --
                                                ----------------    ----------------
Net income before income taxes                          21,542                (438)

Provision for income taxes                               9,196                  --
                                                ----------------    ----------------

Net income                                      $       12,346      $         (438)
                                                ================    ================

Net income per common share                     $            *      $           --
    * Less than $.01 per share
Weighted average common shares outstanding          20,250,000                  --

Other comprehensive income:
    Net income                                  $       12,346      $
                                                                              (438)
    Foreign currency translation adjustment                (52)                 --
                                                ----------------    ----------------
      Total comprehensive income                $       12,294      $         (438)
                                                ================    ================



    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 32

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                Three Months
                                                                   Ending
                                                                December 31,
                                                                    2002
                                                              ----------------
Revenues:
    Tire sales                                                $       72,041
    Grooving service revenue                                           3,486
                                                              ----------------
      Total revenues                                                  75,527

Cost of sales:
   Cost of goods sold                                                 41,952
   Grooving service costs                                              5,462
                                                              ----------------
      Total cost of sales                                             47,414
                                                              ----------------
Gross profit                                                          28,113

Administrative expenses:
      Office expense                                                     424
      Depreciation                                                     4,535
      Travel and selling expense                                       3,469
      Rent
      Advertising                                                         33
      Other administrative expenses                                   15,659
                                                              ----------------
        Total cost and expenses                                       24,120
                                                              ----------------

Income from operations                                                 3,993

Interest expense                                                         433
                                                              ----------------
Net income before income taxes                                         3,560

Provision for income taxes                                             1,500
                                                              ----------------

Net income                                                    $        2,060
                                                              ================

Net income per common share                                   $
    * Less than $.01 per share
Common shares outstanding                                         20,250,000

Other comprehensive income:
    Net income                                                $        2,060
    Foreign currency translation adjustment                              (40)
                                                              ----------------
      Total comprehensive income                              $        2,020
                                                              ================

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 33

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                                                         November 8,
                                                                             2001
                                                     Nine Months         (Inception)
                                                        Ending             Through
                                                     December 31,        December 31,
                                                         2002                2001
                                                   ----------------    ----------------
Cash flows from operating activities:
    Net income (loss)                              $       12,346      $         (438)
    Reconciling adjustments:
      Depreciation                                          8,639                  --
    Change in operating assets and liabilities:
      Accounts receivable                                 (36,981)                 --
      Inventory                                           (20,558)                 --
      Accounts payable and accrued expenses                32,904                 438
                                                   ----------------    ----------------
Net cash provided (used) by operating activities           (3,650)                 --

Cash flows from investing activities:

Cash flows from investing activities:
    Acquisition of property and equipment                  (3,372)                 --
                                                   ----------------    ----------------
Cash (used) by investing activities                        (3,372)

Cash flows from financing activities:
    Issuance of common stock                               13,650                  --
    Proceeds from bank loan                                 6,631                  --
    Repayment of bank loan                                 (4,802)                 --
                                                   ----------------    ----------------
Cash provided by financing activities                      15,479                  --

Foreign currency translation adjustment                       147                  --
                                                   ----------------    ----------------

Net change in cash                                          8,604                  --
Beginning cash balance                                      2,584                  --
                                                   ----------------    ----------------
Ending cash balance                                $       11,188                  --
                                                   ================    ================

Supplemental disclosure of cash flow information:
    Cash paid during the period for -
      Interest                                     $        1,922                  --
      Income taxes                                 $           --                  --





    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 34

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.


Note 1 - Financial Statements
-----------------------------

The accompanying consolidated financial statements included herein have been prepared by Mobile Tire Renew (International), Inc. without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the March 31, 2002 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year. In management's opinion all adjustments necessary for a fair presentation of the Company's financial statements are reflected in the interim periods included.

The Company was in the development stage from inception (November 8, 2001) through March 31, 2002. After March 31, 2002 the Company is considered an operating company.

Amounts shown for March 31, 2002 were taken from the audited financial statements of that date.


Note 2 - Related Party Transactions
-----------------------------------

The Company has purchased tire casings and sold re-grooved tires to a company of which the Company's president is an owner. For the nine month period ended
December 31, 2002, the tires purchased totaled $32,760 and sales totaled $27,506. The related party sales comprised 14% of the Company's total sales. At December 31, 2002, the Company had a receivable of $1,696 from the related company.


Note 3 - Stock subscribed
-------------------------

Between August 2002 and November 2002, the Company conducted a Rule 506 offering, in which subscriptions for 1,525,000 common shares were executed at a price of $0.01 per share, for a total of $15,250.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 35

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.



                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                      With

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                                                       Page
                                                                       ----

Report of Independent Certified Public Accountants                      F-2

Consolidated Financial Statements:

       Consolidated Balance Sheets                                      F-3

       Consolidated Statements of Operations                            F-4

       Consolidated Statement of Changes in Stockholders' Equity        F-5

       Consolidated Statements of Cash Flows                            F-6

       Notes to Consolidated Financial Statements                   F-7 to F-11




























--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 36

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.




               Report of Independent Certified Public Accountants
               --------------------------------------------------


The Board of Directors
Mobile Tire Renew (International), Inc.

We have audited the accompanying consolidated balance sheet of Mobile Tire Renew (International), Inc. (A Development Stage Company) as of March 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the period from November 8, 2001 (inception) through March 31, 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements, referred to above, present fairly, in all material respects, the financial position of Mobile Tire Renew (International), Inc. as of March 31, 2002 and the results of its operations, changes in its stockholders' equity and its cash flows for the period ended March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 7, the Company has accumulated operating losses since its inception, has minimum working capital, and has insufficient business operations, which raise substantial doubts about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Miller and McCollom

MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033
July 15, 2002

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 37

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                           --------------------------

                                     ASSETS
                                                                March 31,
                                                                   2002
                                                             ----------------
CURRENT ASSETS
    Cash and cash equivalents                                $        2,584
    Accounts receivable                                              10,559
                                                             ----------------
      Total current assets                                           13,143

Property and equipment, net of accumulated
    depreciation of $1,561                                           26,267

Deposit                                                                 157
                                                             ----------------

           Total assets                                      $       39,567
                                                             ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                    $        2,100
    Due to related parties                                            6,751
    Current portion of bank loan                                      6,255
                                                             ----------------
      Total current liabilities                                      15,106

Note payable to a bank net of current portion                        12,569

Commitments and contingencies

STOCKHOLDERS' EQUITY
    Common stock, $.001 par value; 25,000,000 shares
      authorized, 5,000,000 shares issued and outstanding             5,000
    Paid-in capital                                                  10,659
    Accumulated other comprehensive income                               11
    Deficit accumulated during the development period                (3,778)
                                                             ----------------
           Total stockholders' equity                        $       11,892
                                                             ----------------

           Total liabilities and stockholders' equity        $       39,567
                                                             ================







     The accompanying notes are an integral part of the financial statements

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 38

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF OPERATIONS
               November 8, 2001 (Inception) Through March 31, 2002
               ---------------------------------------------------

Revenues:
    Tire sales                                              $        5,689
    Grooving service revenue                                         2,509
                                                            ----------------
      Total revenue                                                  8,198

Costs of sales:
   Tires purchased                                                   2,431
   Grooving service costs                                            1,864
                                                            ----------------
      Total cost of sales                                            4,295

Gross profit                                                         3,903
                                                            ----------------

Administrative expenses:
      Office expense                                                 1,706
      Depreciation                                                   1,560
      Travel and selling expense                                     1,881
      Rent                                                             468
      Other administrative expenses                                  1,930
                                                            ----------------
        Total cost and expenses                                     11,840
                                                            ----------------

(Loss) from operations                                              (3,642)

Interest expense                                                       136
                                                            ----------------

Net (loss) before income taxes                                      (3,778)

Provision for income taxes                                              --
                                                            ----------------

Net (loss)                                                  $       (3,778)
                                                            ================

Net (Loss) per common share                                 $            *

Common shares outstanding                                        5,000,000

* Less than $.01 per share

Other comprehensive income (loss)
    Net earnings (loss)                                     $       (3,778)
    Foreign currency translation gain (loss)                            11
                                                            ----------------
      Total comprehensive income (loss)                     $       (3,769)
                                                            ================

     The accompanying notes are an integral part of the financial statements

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 39

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
               November 8, 2001 (Inception) Through March 31, 2002
               ---------------------------------------------------



                                                                           Accumulated
                                                                              Other
                           Common Stock                      Paid-in      Comprehensive    Accumulated
                             Shares           Amount         Capital         Income          Deficit         Total
                           ------------    ------------    -----------    -------------    -----------    -----------

Common stock issued,
   January 14, 2002             25,000     $    15,659     $       --     $         --     $       --     $    15,659

Re-capitalization on
   reverse acquisition
   February 1, 2002          4,975,000         (10,659)        10,659               --             --              --

Net (loss) for the period
   from inception
   (November 8, 2001)
   through
   March 31, 2001                   --              --             --               --         (3,778)         (3,778)

Foreign currency
   translation adjustment           --              --             --               11             --              11
                           ------------    ------------    -----------    -------------    -----------    -----------

Balance,
   March 31, 2002            5,000,000     $     5,000     $   10,659     $         11     $   (3,778)    $    11,892
























     The accompanying notes are an integral part of the financial statements

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 40

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
               November 8, 2001 (Inception) Through March 31, 2002
               ---------------------------------------------------


Cash flows from operating activities:
    Net loss                                             $       (3,778)
    Reconciling adjustments:
      Depreciation                                                1,561
    Change in current assets and liabilities:
      Accounts receivable                                       (10,559)
      Accounts payable                                            8,851
                                                         ----------------
Net cash (used for) operating activities                         (3,925)

Cash flows from investing activities:

Net cash (used) by investing activities:
    Acquisition of property and equipment                       (27,828)
    Security deposit                                               (157)
                                                         ----------------
Cash (used for) investing activities                            (27,985)

Cash flows from financing activities:
    Issuance of common stock                                     15,659
    Proceeds from bank loan                                      19,345
    Repayment of bank loan                                         (521)
                                                         ----------------
Cash provided by financing activities                            34,483

Gain on foreign currency translation                                 11
                                                         ----------------

Net change in cash and cash equivalents                           2,584
Beginning cash balance                                               --
Ending cash balance                                      $        2,584
                                                         ================

Supplemental disclosure of cash flow information:
    Cash paid during the period for -
      Interest                                           $          79
      Income taxes                                       $          --











     The accompanying notes are an integral part of the financial statements

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 41

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
               November 8, 2001 (Inception) Through March 31, 2002
               ---------------------------------------------------

Note 1 - Summary of Significant Accounting Policies
---------------------------------------------------

This summary of significant accounting policies of Mobile Tire Renew (International) Inc. (the "Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements, which are stated in U.S. Dollars.

Organization
------------

The Company was incorporated in the State of Nevada on March 16, 2001 as Global Technical Outsource, Inc. The Company changed its name to Commercial Tire Casing Services, Inc. on June 19, 2001 and changed its name again to its present name, Mobile Tire Renew (International), Inc. on June 4, 2002. On February 1, 2002, the Company acquired the outstanding stock of Mobile Tire Renew, Ltd., a Canadian corporation, which had been incorporated on November 22, 2001. The Company issued 5,000,000 share of its common stock, having a par value of $0.001 per share, for the acquisition of Mobile Tire Renew, Ltd. Prior to the acquisition, the Company had nominal assets and liabilities. The transaction was treated as a reverse acquisition for accounting purposes, which is a capital transaction and not a business combination. The financial statements of the acquired subsidiary are presented for the period prior to the acquisition.

Description of Business
-----------------------

The Company is in the business of "re-grooving" commercial (heavy duty) truck tires. This is done with a machine that cuts into the existing treads of a used tire, making them deeper, which extends the life of the tire. The tire re-grooving machine used by the Company is mounted on the back of a truck, and the truck goes to various industrial tire yards throughout the Toronto-Hamilton area. The Company charges for re-grooving services on a per tire basis

Principles of Consolidation
---------------------------

The  accompanying   consolidated  financial  statements  include  the  financial statements of the Company and its wholly-owned subsidiary, Mobile Tire Renew, Ltd. All inter-company accounts have been eliminated.

Development Stage Enterprise
----------------------------

Based upon the Company's business plan, it is a development stage enterprise as of the year ending March 31, 2002. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 42

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
               November 8, 2001 (Inception) Through March 31, 2002
               ---------------------------------------------------


As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Per Share Information
---------------------

Per share information is computed by dividing the net income or loss by the weighted average number of shares outstanding during the period.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Currency
--------

The functional currency for the Canadian operations is the Canadian dollar. Assets and liabilities of the Company's Canadian operation are translated into United States dollars at the rate of exchange in effect at the balance sheet date. Shareholders equity items are translated into United States dollars at their historical rates. Income and expense items are translated at the average exchange rate prevailing during the reporting period. Gains and losses resulting from foreign currency transactions are included in the statement of operations. Gains and losses from translating the functional into the reporting currency are included in other comprehensive income.

Risks and Uncertainties
-----------------------

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds necessary for launching a new business venture.

Concentrations
--------------

The  Company   currently   intends  to  concentrate   its  business  within  the
Hamilton-Toronto Canada area. Tire sales prior to March 31, 2002, was comprised of 63% of total sales to a related party.

Revenue Recognition
-------------------

The Company derives revenues from fees charged for its tire re-grooving services and from the sale of used tires that have been re-grooved. Revenue is recognized on the completion of the service and delivery to the customer unless it is not considered collectible.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 43

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
               November 8, 2001 (Inception) Through March 31, 2002
               ---------------------------------------------------


Cash and Cash Equivalents
-------------------------

Cash and cash equivalents consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

Accounts Receivable
-------------------

Accounts receivable consists of trade receivables resulting from re-grooving tires and the sale of re-grooved tires and are considered past due after 30 days. The Company intends to provide a reserve for doubtful accounts whenever it believes that an account receivable may not be collectible.

Fair Value of Financial Instruments
-----------------------------------

Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures About Fair Value of Financial Instruments."

SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, cash equivalents, accounts receivable, accounts payable and accrued expenses, and current portion of notes payable approximate their estimated fair values due to their short-term maturities.

Accounting Pronouncements
-------------------------

The Company adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the cost of start-up activities, including organizational costs as those costs are incurred.

In June of 1998, the FASB issued Statement of Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their fair value. This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters to all fiscal years beginning after June 15, 2000.

The Company does not expect the adoption of this standard to have a material impact on its results of operation, financial position or cash flows, as it currently does not engage in any derivative or hedging activities.

The Company adopted Statement of Financial Accounting Standards ("FAS") No. 130, "Reporting Comprehensive Income". FAS No.130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 44

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
               November 8, 2001 (Inception) Through March 31, 2002
               ---------------------------------------------------


Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. The Company's components of comprehensive income (loss) consists currency translation gain and net loss.

In December 1999, The United States Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarized certain of the SEC's views regarding the application of generally accepted accounting principles to revenue recognition in financial statements.

In June 2000, the SEC amended SAB 101 to require companies with fiscal years beginning after December 15, 1999 to implement the provisions of SAB 101 no later than the fourth fiscal quarter. The Company adopted the provisions of SAB 101 at its inception. The Company does not expect the adoption to have any material effect on its financial statements.

Income Taxes
------------

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. The transactions incurred through March 31, 2002 are subject only to Canadian income taxes.

Valuation of Long-Lived Assets
------------------------------

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America. ther The Company has selected March 31 as its fiscal year end.

The company has paid no dividends.

Advertising is expensed as it is incurred.

The Company consists of one reportable business segment. All revenue reported is from external customers in Canada. All of the Company's assets are located in Canada.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 45

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
               November 8, 2001 (Inception) Through March 31, 2002
               ---------------------------------------------------


Note 2 - Property and Equipment
-------------------------------

Property and equipment is recorded at cost, net of accumulated depreciation, and is depreciated on a straight-line basis over the estimated useful lives of the assets. Management has estimated the useful life of tire grooving and related equipment to be seven years and the life of vehicles to be five years. The following schedule shows cost and accumulated depreciation for the significant components of property and equipment at March 31, 2002:


     Equipment                                         $     9,549
     Vehicles                                               18,279
                                                        -----------
          Total                                             27,828
     Less accumulated depreciation                           1,561
                                                        -----------
     Net property and equipment                        $    26,267
                                                        ===========


Note 3 -Bank Note Payable
-------------------------

The Company owes a note payable to a bank under the Canada Small Business Financing Act. The note interest rate is prime rate plus 3%, which totaled 7.75% at March 31, 2002. The principal payment is amortized in equal monthly installments, plus interest, over the life of the loan (60 months) and is based upon the full-authorized loan amount. The authorized amount is $31,342, and the amount outstanding at March 31, 2002 is $18,824. A total of $ 11,997 of the authorized amount has not been borrowed as of March 31, 2002.

The loan is secured by the Company's property and equipment, which were purchased utilizing the loan proceeds. In addition, the Company's president has guaranteed an amount which is limited to $7,836. The loan is subject to certain covenants during the period the loan is outstanding including the requirement of maintaining certain current and equity to debt ratios.


Note 4 - Capital Stock
----------------------

The common stock was issued to the Company president and sole director and is currently owned by a company under his control.


Note 5 - Income Taxes
---------------------

As of March 31, 2002, the Company had approximately $4,981 of Canadian net operating loss carryover that expires in 2008. The Company had an estimated deferred tax asset of $1,473 related to the net operating loss carryover, and an annual increase of the same amount. A valuation allowance has been provided for the total amount of the deferred tax asset, since the amounts, if any, of future revenues necessary to be able to utilize the carryover, are uncertain.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 46

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
               November 8, 2001 (Inception) Through March 31, 2002
               ---------------------------------------------------


Canadian income taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

     Canadian Federal Income taxes benefit at statutory rate
       (36.8%) resulting from net operation loss carryforwards    $    1,473
          Deferred income tax allowance                               (1,473)
                                                                   ------------
                                                                           0
                                                                   ============


Note 6 - Related Party Transactions
-----------------------------------

The Company has purchased tire casings and sold re-grooved tires to a company owned by the Company's president. The tires purchased totaled $1,219 and sales totaled $3,589. The tire sales comprised a total of 63% of the Company's total tire sales. At March 31, 2002, the Company owed $3,045 to the related company.

In addition, the Company owed its president $3,706 for expenses incurred on behalf of the Company including $468 incurred for rent.


Note 7 - Basis of Presentation
------------------------------

Generally accepted accounting principles in the United States of America contemplates the continuation of the Company as a going concern. However, the Company has accumulated operating losses since its inception, has minimum working capital, and has insufficient business operations, which raises substantial doubt about the Company's ability to continue as a going concern. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and upon obtaining the capital requirements of the Company. Management believes actions planned and presently being taken provide the opportunity for the Company to continue as a going concern.

--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 47

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


PART II
-------

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
---------------------------------------------------

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of The Nevada Revised Statutes. Any repeal or modification of our Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any of our directors or officers for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
-----------------------------------------------------

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

          SEC Filing Fee                                   $     60.95
          Printing Engraving Expenses                      $  1,000.00
          Legal Fees and Expenses                          $  5,000.00
          Accounting and Audit Fees                        $  6,000,00
          Total                                            $ 12,060.95


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES
-------------------------------------------------

     (a)  Securities issued and sold:

1. On or about March 15, 2002, we issued 5,000,000 shares of its common stock to Qualiu Services SA, Inc., a Nevada corporation, in consideration of all 25,000 of the issued and outstanding shares in Mobile Tire Renew Ltd. (of Ontario), our operating subsidiary in Canada. The beneficial owner of Qualiu Services SA, Inc. is Garry Drisdelle, the company's current president and director. This issuance was made pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended.

2. In August, 2002, we authorized the issuance of 100,000 common shares to Donnie Ray Yates at $0.01 per share as an inducement to bring his expertise to our Board of Directors, which inducement was valued at $1,000. This issuance was negotiated at arm's length with Mr. Yates and was valued at $1,000. This issuance was authorized pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended.

3. Between August 2002 and November 2002, we conducted a Rule 506 offering, under Regulation D, in the State of North Carolina. As a result of the offering, 1,525,000 common shares were sold to 27 individuals at a price of $0.01 per share, raising a total of $15,250. We accepted and executed subscription


--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 48

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


agreements that sold the following shares, having $0.001 par value per share, to the following persons, at an offering price of $0.01 per share for gross offering proceeds of $15,250, pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Name                      Residency                       Shares       Proceeds
--------------------------------------------------------------------------------
Pamela G. Yates             Angier, North Carolina          300,000    $  3,000
Vernon Nichols              Farmville, North Carolina       300,000    $  3,000
Alvin Nichols               Farmville, North Carolina       300,000    $  3,000
Larry M. Bell               Advance, North Carolina         200,000    $  2,000
Jonalou B. Moore            Fountain, North Carolina        100,000    $  1,000
James Eric Dean             Raliegh, North Carolina         100,000    $  1,000
Harris McLeod               Raliegh, North Carolina         100,000    $  1,000
Danny Rae Lee               Clinton, North Carolina          25,000    $    250
Michael G. Walston          Farmville, North Carolina        25,000    $    250
Jody Shover                 Raleigh, North Carolina          20,000    $    200
Michael T. Dean             Raliegh, North Carolina          20,000    $    200
Liston D. Gist              Wade, North Carolina             20,000    $    200
Carolyn R. Grant            Linden, North Carolina           15,000    $    150
Jessica Barefoot            Benson, North Carolina           15,000    $    150
Donnie Jo Harb              Raliegh, North Carolina          15,000    $    150
Frankie W. Barefoot         Benson, North Carolina           15,000    $    150
Clifford Leo Singleton      Kannapolis, North Carolina       15,000    $    150
Dennis C. Yates             Kannapolis, North Carolina       15,000    $    150
Florence W. McLeod          Kenly, North Carolina            15,000    $    150
Lisa Stephenson             Raliegh, North Carolina          15,000    $    150
Michael Revell              Smithfield, North Carolina       15,000    $    150
Anne L. Nelson              Dunn, North Carolina             10,000    $    100
Wanda Nelson                Dunn, North Carolina             10,000    $    100
Michelle Honeycutt          Dunn, North Carolina             10,000    $    100
Julian Lee Thornton         Dunn, North Carolina             10,000    $    100
Connie Ann Hall             Benson, North Carolina           10,000    $    100
Sandy Barefoot              Benson, North Carolina           10,000    $    100

TOTAL                                                     1,525,000    $ 15,250

     (b)  Underwriters and Other Purchasers.
          Not Applicable

     (c)  Consideration
          See (a) Above

     (d)  Exemption from Registration Claimed.







--------------------------------------------------------------------------------
                             REGISTRATION STATEMENT                      PAGE 49

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


CERTIFICATIONS
--------------



I, Garry Drisdelle, certify that;


1. I have reviewed this Prospectus on Form SB-2 of Mobile Tire Renew (International), Inc.

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Prospectus;

3. Based on my knowledge, the financial statements, and other financial information included in this registration statement, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Prospectus;


4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:


a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Prospectus is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this Prospectus (the "Evaluation Date"); and

c) presented in this Prospectus our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;


5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and


6. The registrant's other certifying officers and I have indicated in this Prospectus whether or not there were significant changes in internal controls or in other facts that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: January 10, 2003

/s/ Garry Drisdelle
-------------------
Garry Drisdelle, Chief Executive Officer, Chief Financial Officer, President & Director

*Provide a separate certification for each principal executive officer and principal financial officer of the registrant. See Rules 13a-14 and 15d-14. The required certification must be in the exact form set forth above.



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                             REGISTRATION STATEMENT                      PAGE 50

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


ITEM 27.  EXHIBITS
------------------

A.   EXHIBITS
-------------

The following exhibits are attached hereto:


Exhibit
Number         Title
---------------------------------
3.1        Articles of Incorporation of Mobile Tire Renew (International) Inc.
3.2        Bylaws of Mobile Tire Renew (International) Inc.
4.1        Specimen of ordinary share certificate
5.1 Opinion of Stepp Law Group as to the validity of the securities offered herby
10.1       Material Contract - Small Business Loan Agreement - CIBC
10.2       Material contract - Stock Purchase Agreement - Qualiu Services
23.1       Consent of Miller & McCollom, Chartered Accountants
23.2       Consent of Stepp Law Group (specified in Exhibit 5.1)
24.1 Power of Attorney (Contained on the signature page of this Prospectus)
99.1       Certification of Chief Executive Officer and Chief Financial Officer



B.   FINANCIAL STATEMENT SCHEDULES
----------------------------------

All schedules are omitted because they are not applicable or the required information is shown in out consolidated financial statements and related notes attached to this prospectus.


ITEM 28.  UNDERTAKINGS
----------------------

The undersigned small business issuer hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i)       To include any  Prospectus  required  by section  10(a)(3) of the
               Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of Registration Fee" table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement.
2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such


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                             REGISTRATION STATEMENT                      PAGE 51

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


POWER OF ATTORNEY
-----------------


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Garry Drisdelle his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and all amendments (including post-effective amendments) of and supplements to this Prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof



SIGNATURES
----------


Pursuant to the requirements of the Securities Act of 1933, as amended, this Prospectus has been signed by the following persons in the capacities indicated on the 10th day of January, 2003.



SIGNATURE                                         TITLE

/s/  Garry Drisdelle                              President, Principle Executive
-------------------------                         Officer, Principal Accounting
                                                  Officer, Principal Financial
                                                  Officer Secretary, Treasurer
                                                  and Director


/s/  Donnie Yates                                 Director
-------------------------



SIGNATURES
----------


In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on form SB-2 and authorized this Prospectus to be signed on its behalf by the undersigned, in the City of Mississauga, Ontario, Canada on January 10, 2003.


MOBILE TIRE RENEW (INTERNATIONAL) INC.

/s/  Garry Drisdelle                              President, Principal Executive
-------------------------                         Officer, Principal Accounting
                                                  Officer, Principle Financial
                                                  Officer, Secretary, Treasurer
                                                  and Director


/s/  Donnie Yates                                 Director
-------------------------








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                             REGISTRATION STATEMENT                      PAGE 52

                     MOBILE TIRE RENEW (INTERNATIONAL), INC.
--------------------------------------------------------------------------------


You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Until a date, which is 40 days after the date of this prospectus, all dealers that buy, sell or trade our common shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



































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                             REGISTRATION STATEMENT                      PAGE 53